                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                                     REGISTRATION NO. 333-129844

    THE DATE OF THIS FREE WRITING PROSPECTUS IS SEPTEMBER 15, 2006.

        STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
        The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the
SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC
Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

             361,398,000     80,000,000     220,000,000     41,000,000     77,000,000    1,353,238,000    304,663,000    228,496,000
End Date   A1A             A1             A2              A3             AAB            A4               AM             AJ

Sep-07       354,362,000     20,431,000     220,000,000     41,000,000     77,000,000    1,353,238,000    304,663,000    228,496,000
Sep-08       347,331,000              -     183,395,000     41,000,000     77,000,000    1,353,238,000    304,663,000    228,496,000
Sep-09       332,676,000              -      70,853,000     41,000,000     77,000,000    1,353,238,000    304,663,000    228,496,000
Sep-10       313,976,000              -               -              -     63,947,000    1,353,238,000    304,663,000    228,496,000
Sep-11       183,760,000              -               -              -              -    1,152,261,000    304,663,000    228,496,000
Sep-12       175,794,000              -               -              -              -    1,066,205,000    304,663,000    228,496,000
Sep-13       146,833,000              -               -              -              -      962,810,000    304,663,000    214,851,000

              26,658,000   49,508,000   30,466,000   15,233,000   38,083,000   26,658,000   30,466,000   34,275,000   Total
End Date     B            C            D            E            F            G            H            J             XCP Notional

Sep-07        26,658,000   49,508,000   30,466,000   15,233,000   38,083,000   26,658,000   30,466,000   34,275,000   2,850,537,000
Sep-08        26,658,000   49,508,000   30,466,000   15,233,000   38,083,000   26,658,000   30,466,000   34,275,000   2,786,470,000
Sep-09        26,658,000   49,508,000   30,466,000   15,233,000   38,083,000   26,658,000   30,466,000    4,716,000   2,629,714,000
Sep-10        26,658,000   49,508,000   30,466,000   15,233,000   25,631,000                                          2,411,816,000
Sep-11        26,658,000   49,508,000    9,826,000                                                                    1,955,172,000
Sep-12        26,658,000    7,348,000                                                                                 1,809,164,000
Sep-13                                                                                                                1,629,157,000

Distribution              Reference
Date                      Rate
-----------------------------------
10/15/06                  6.03411
11/15/06                  6.22026
12/15/06                  6.03412
01/15/07                  6.03413
02/15/07                  6.03414
03/15/07                  6.03419
04/15/07                  6.22038
05/15/07                  6.03416
06/15/07                  6.22043
07/15/07                  6.03418
08/15/07                  6.22047
09/15/07                  6.22050
10/15/07                  6.03420
11/15/07                  6.22055
12/15/07                  6.03422
01/15/08                  6.22059
02/15/08                  6.03423
03/15/08                  6.03426
04/15/08                  6.22067
05/15/08                  6.03426
06/15/08                  6.22072
07/15/08                  6.03427
08/15/08                  6.24187
09/15/08                  6.24190
10/15/08                  6.05472
11/15/08                  6.24195
12/15/08                  6.05473
01/15/09                  6.05474
02/15/09                  6.05475
03/15/09                  6.05483
04/15/09                  6.24207
05/15/09                  6.05477
06/15/09                  6.24212
07/15/09                  6.05478
08/15/09                  6.24217
09/15/09                  6.24219
10/15/09                  6.05480
11/15/09                  6.24224
12/15/09                  6.05481
01/15/10                  6.05482
02/15/10                  6.05482
03/15/10                  6.05494
04/15/10                  6.24234
05/15/10                  6.05484
06/15/10                  6.24239
07/15/10                  6.05485
08/15/10                  6.24244
09/15/10                  6.24115
10/15/10                  6.06490
11/15/10                  6.25265
12/15/10                  6.06491
01/15/11                  6.06492
02/15/11                  6.06493
03/15/11                  6.06506
04/15/11                  6.25278
05/15/11                  6.06494
06/15/11                  6.25046
07/15/11                  6.06324
08/15/11                  6.25003
09/15/11                  6.24968
10/15/11                  6.06293
11/15/11                  6.24969
12/15/11                  6.06290
01/15/12                  6.24969
02/15/12                  6.06286
03/15/12                  6.06291
04/15/12                  6.24968
05/15/12                  6.06280
06/15/12                  6.24967
07/15/12                  6.06276
08/15/12                  6.24967
09/15/12                  6.24967
10/15/12                  6.06270
11/15/12                  6.24967
12/15/12                  6.06266
01/15/13                  6.06263
02/15/13                  6.06261
03/15/13                  6.06284
04/15/13                  6.24949
05/15/13                  6.06254
06/15/13                  6.24722
07/15/13                  6.06046
08/15/13                  6.24521
09/15/13                  6.24523

THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE
WRITING PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT
LIMITATION, PREVAILING CREDIT SPREADS, MARKET POSITIONING, FINANCING COSTS,
HEDGING COSTS AND RISK AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES
CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
TO DAY. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO THE
ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.